ACTION BY CONSENT OF

                    THE BOARD OF DIRECTORS OF

                    WORLD INTERNETWORKS, INC.

          The undersigned, being all of the incumbent directors of World Internetworks, Inc., a Nevada corporation (the "Company"), acting pursuant to
Section 78.315 of the Nevada Revised Statutes, do hereby adopt the following resolutions, effective the date hereof:

          RESOLVED, that the Fairway Capital Partners, LLC ("Fairway") Proposal, a copy of which is attached hereto and incorporated herein by reference, be and it is hereby adopted, ratified and approved;

          FURTHER, RESOLVED, that the President of the Company is hereby authorized to execute and deliver this Proposal on behalf of the Company;

          FURTHER, RESOLVED, that the first 500,000 shares of "restricted securities" to be issued under this Proposal be issued as follows, in accordance with the instructions of Fairway: Fairway Capital Partners, LLC, 125,000 shares; Dwain Brannon Group, LLC, 125,000 shares; Patrick Kephart, 125,000 shares; and Bart Walters, 125,000 shares;

          FURTHER, RESOLVED, that these shares, when issued, be deemed fully paid and non-assessable; and

          FURTHER, RESOLVED, that such persons be required to execute and deliver the attached Investment Letter as a condition to receipt of the shares to be issued to each.


Dated: 9/14/99                /s/ Steven K. Hansen


Dated: 9/14/99                /s/ Gary S. Winterton


Dated: 9/14/99                /s/ Randal L. Roberts